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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-134936) of our report dated March 31, 2011, with respect to the consolidated financial statements of Station Casinos, Inc. and its subsidiaries, included in the Annual Report (Form 10-K) for the year ended December 31, 2010.

                      /s/ Ernst & Young LLP

Las Vegas, Nevada
March 31, 2011

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  Exhibit 23.1